Exhibit 4.11

AFFILIATE SUBORDINATION AGREEMENT

AFFILIATE SUBORDINATION AGREEMENT dated as of December 23, 2004, by and among GLOBAL CROSSING LIMITED, a company duly organized and validly existing under the laws of Bermuda (the “Issuer”), Global Crossing (UK) Telecommunications Limited, a company organized under the laws of England and Wales (“GCUK Telecom”), the other entities identified on the signature pages hereto under the caption “UK ENTITIES” (collectively, the “UK Entities”), and the other entities identified on the signature pages hereto under the caption “GUARANTORS” (such other entities (excluding the UK Entities), and any entity that shall become a Guarantor pursuant to Section 4.19 of the below-referenced Indenture, being herein called the “Guarantors” and, together with the Issuer and the UK Entities, the “Credit Parties”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee and agent under the below-referenced Indenture (in such capacity, together with its successors in such capacity, the “Trustee”).

Pursuant to an Indenture dated as of December 23, 2004 (as modified and supplemented and in effect from time to time, the “Indenture”) by and among the Credit Parties and the Trustee for the benefit of the holders of the Notes (as hereinafter defined), the Issuer has issued $250,000,000 of its 4.7% Senior Secured Mandatory Convertible Notes due 2008 (the “Notes”) and the Guarantors have unconditionally guaranteed all of the obligations of the Issuer under and in respect of the Notes.

To induce the holders of the Notes to accept the same on the terms and conditions as provided in the Indenture, and in accordance with Section 4.09(e)(i) of the Indenture, each Credit Party has agreed to subordinate any Subordinated Indebtedness (as hereinafter defined) held by it to all Senior Indebtedness (as hereinafter defined), all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

“Senior Indebtedness” shall mean the following indebtedness and obligations:

(a) all indebtedness and other obligations of the Issuer under the Notes, of the Guarantors under the Note Guarantees and (without duplication) of the Credit Parties under the Indenture (as the same may be modified and supplemented from time to time, and including all agreements extending, renewing or refinancing the same); and

(b) all interest accruing after the commencement of any proceedings referred to in Section 2.01 (ii) below, whether or not such interest is an allowed claim in such proceeding.

“Subordinated Indebtedness” shall mean any intercompany indebtedness or intercompany accounts payable or other intercompany obligations of a Credit Party owing to any other Credit Party or (without duplication) to any Restricted Subsidiary.

Affiliate Subordination Agreement

“Subordinated Indebtedness Documents” shall mean any credit agreement, promissory note, indenture or other agreement or instrument evidencing any Subordinated Indebtedness.

Section 2. Subordination.

2.01 Subordination of Subordinated Indebtedness. Anything in any Subordinated Indebtedness Document to the contrary notwithstanding, each Credit Party, for itself and its successors and assigns, covenants and agrees that, to the extent and in the manner hereinafter set forth, all Subordinated Indebtedness held by such Credit Party and its successors and assigns (such Credit Party and its successors and assigns, the “Affiliate Holder”), and the payment from whatever source of the principal of, and interest and premium (if any) on, such Subordinated Indebtedness, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness:

(i) The holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts constituting Senior Indebtedness before such Affiliate Holder is entitled to receive any payment on account of the Subordinated Indebtedness held by it (and unless and until all Senior Indebtedness has been so paid, such Affiliate Holder will not (x) ask, demand, sue for, take or receive from any Credit Party obligated in respect of such Subordinated Indebtedness (each, a “Credit Party Obligor”), by set-off or in any other manner, or (y) seek any other remedy allowed at law or in equity against any Credit Party Obligor for breach of such Credit Party Obligor’s obligations under any Subordinated Indebtedness Document, provided that, so long as at the time thereof and after giving effect thereto no Event of Default shall have occurred and be continuing, unremedied and unwaived, under the Indenture, any Credit Party Obligor may make, and such Affiliate Holder shall be entitled to receive and retain, payments in respect of the principal of and interest of the Subordinated Indebtedness.

(ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Credit Party Obligor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Credit Party Obligor, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts constituting Senior Indebtedness before such Affiliate Holder is entitled to receive, or make any demand for, any payment on account of the Subordinated Indebtedness, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities.

(iii) If any payment or distribution of any character, whether in cash, securities or other property, in respect of any Subordinated Indebtedness shall (despite these subordination provisions) be received by such Affiliate Holder before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be

Affiliate Subordination Agreement

held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), and to holders of any other Indebtedness to which the Subordinated Indebtedness is similarly subordinated, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness, and all such other Indebtedness, in full.

No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of any Subordinated Indebtedness or any Subordinated Indebtedness Document by any act or failure to act on the part of any Credit Party Obligor or by any act or failure to act, in good faith on the part of such holder or any trustee or agent for such holder. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and each Affiliate Holder on the other hand, and nothing herein shall impair, as between any Credit Party Obligor and any Affiliate Holder, the obligation of such Credit Party Obligor, which is unconditional and absolute, to pay to such Affiliate Holder any principal of Subordinated Indebtedness and interest thereon in accordance with the terms of any Subordinated Indebtedness Document.

2.02 Subrogation. Subject to the payment in full in cash of all Senior Indebtedness, each Affiliate Holder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, and interest on, the Subordinated Indebtedness held by such Affiliate Holder shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Affiliate Holder would be entitled except for the provisions of Section 2.01, and no payments over pursuant to the provisions of Section 2.01 to the holders of Senior Indebtedness by any Affiliate Holder, shall, as between the applicable Credit Party Obligor, its creditors other than holders of Senior Indebtedness, and such Affiliate Holder, be deemed to be a payment or distribution by such Credit Party Obligor to or on account of the Senior Indebtedness.

2.03 Defaults. If after payment in full in cash of the Senior Indebtedness, any payment of Subordinated Indebtedness is not made when due or any other event of default shall occur in respect of such Subordinated Indebtedness, the applicable Affiliate Holder may declare all amounts owing in respect of such Subordinated Indebtedness due and payable, provided that if after repayment in full of the Senior Indebtedness, any payments of Senior Indebtedness shall at any time be rescinded or otherwise must be returned by the holder of any Senior Indebtedness, such demand, if made, shall be automatically rescinded.

Section 3. Miscellaneous.

3.01 Notices. All notices, waivers, requests, consents, demands, directions and other instruments delivered pursuant to the terms of this Agreement shall be in writing in the English language or accompanied by a certified English translation (which English translation shall be considered the original instrument and shall control in case of any conflict between the English and foreign language versions) and telecopied or delivered to the respective parties

Affiliate Subordination Agreement

hereto as provided in Section 12.02 of the Indenture. All such communications shall be deemed to have been given at the times specified in said Section 12.02. The Trustee shall receive a copy of any notice under this Agreement from any Credit Party to any other Credit Party.

3.02 No Waiver. No failure on the part of the Trustee or any Holder to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any Holder of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

3.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Credit Party and the Trustee. Any such amendment or waiver shall be binding upon the Trustee, each Holder and each Credit Party. The Trustee shall not be obligated to enter into any amendment, waiver or alteration that affects the Trustee’s own rights, duties, immunities or indemnities hereunder or under the Indenture, the Global Security Agreement or otherwise except in accordance with the terms hereof.

3.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Credit Party, the Trustee and each Holder.

3.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

3.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

3.08 Agents and Attorneys-in-Fact. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

3.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

3.10 Rights, Privileges; Etc. The rights, privileges, immunities, indemnities and standard of care provided to the Trustee under Article VIII of the Indenture and the Global

Affiliate Subordination Agreement

Security Agreement shall, to the extent applicable, apply in this Agreement and to the Trustee’s acts and omissions related to this Agreement as if fully set forth herein.

3.11 Enforcement. By the Trustee’s signature below and its acceptance of the benefits of this Agreement, except to the extent otherwise provided in Section 7.06 of the Indenture, each Holder agrees that this Agreement may only be enforced by the Trustee, and that no Holder shall have any right individually to enforce or seek to enforce this Agreement or to realize upon the Collateral or other security given to secure the payment and performance of the Secured Obligations.

Affiliate Subordination Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Subordination Agreement to be duly executed and delivered as of the day and year first above written.

ISSUER

GLOBAL CROSSING LIMITED

By:	/s/ David Sheffey
	Name:	David Sheffey
	Title:	Attorney-in-fact

Affiliate Subordination Agreement

UK ENTITY

This deed is delivered at the date written at the start of this deed.

Executed as a deed by
GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED

By	/s/
Name:
Title:

By	/s/
Name:
Title:

Affiliate Subordination Agreement

GUARANTORS

U.S. GUARANTORS

ALC COMMUNICATIONS CORPORATION

BUDGET CALL LONG DISTANCE, INC.

BUSINESS TELEMANAGEMENT, INC.

GC DEV.CO., INC.

GC PACIFIC LANDING CORP.

GLOBAL CROSSING ADVANCED CARD SERVICES, INC.

GLOBAL CROSSING BANDWIDTH, INC.

GLOBAL CROSSING BILLING, INC.

GLOBAL CROSSING DEVELOPMENT CO.

GLOBAL CROSSING EMPLOYEE SERVICES INC.

GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.

GLOBAL CROSSING HOLDINGS USA, LLC

GLOBAL CROSSING INTERNET DIAL-UP, INC.

GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.

GLOBAL CROSSING LOCAL SERVICES, INC.

GLOBAL CROSSING NORTH AMERICA, INC.

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

GLOBAL CROSSING TELEMANAGEMENT, INC.

GLOBAL CROSSING USA INC.

GT LANDING CORP.

GT LANDING II CORP.

IXNET, INC.

MAC LANDING CORP.

PAC LANDING CORP.

SUBSIDIARY TELCO, LLC

US CROSSING, INC.

By	/s/ David Sheffey
	Name:	David Sheffey
	Title:	Assistant Secretary

Affiliate Subordination Agreement

BERMUDIAN GUARANTORS

Executed as a deed by			Executed as a deed by
GLOBAL CROSSING INTERNATIONAL, LTD.			GLOBAL CROSSING NETWORK CENTER LTD.

By	/s/ David Sheffey		By	/s/ David Sheffey
	Name:	David Sheffey		Name:	David Sheffey
	Title:	Attorney-in-fact		Title:	Attorney-in-fact

Executed as a deed by			Executed as a deed by
GLOBAL CROSSING HOLDINGS LIMITED			PAC PANAMA LTD.

By	/s/ David Sheffey		By	/s/ David Sheffey
	Name:	David Sheffey		Name:	David Sheffey
	Title:	Attorney-in-fact		Title:	Attorney-in-fact

Executed as a deed by			Executed as a deed by
MID ATLANTIC CROSSING LTD.			SOUTH AMERICAN CROSSING HOLDINGS LTD.

By	/s/ David Sheffey		By	/s/ David Sheffey
	Name:	David Sheffey		Name:	David Sheffey
	Title:	Attorney-in-fact		Title:	Attorney-in-fact

Executed as a deed by			Executed as a deed by
ATLANTIC CROSSING LTD.			GLOBAL CROSSING INTERNATIONAL NETWORKS LTD.

By	/s/ David Sheffey		By	/s/ David Sheffey
	Name:	David Sheffey		Name:	David Sheffey
	Title:	Attorney-in-fact		Title:	Attorney-in-fact

Affiliate Subordination Agreement

Executed as a deed by
GLOBAL CROSSING ASIA HOLDINGS LTD.

By	/s/ David Sheffey
	Name:	David Sheffey
	Title:	Attorney- in-fact

Affiliate Subordination Agreement

CANADIAN GUARANTORS

GLOBAL CROSSING CONFERENCING-CANADA, LTD.
GLOBAL CROSSING TELECOMMUNICATIONS-CANADA, LTD.

By	/s/ David Sheffey
	Name:	David Sheffey
	Title:	Assistant Secretary

Affiliate Subordination Agreement

UK GUARANTORS

This deed is delivered at the date written at the start of this deed.

Executed as a deed by

ATLANTIC CROSSING HOLDINGS U.K. LIMITED

GC PAN EUROPEAN CROSSING UK LIMITED

GEOCONFERENCE LIMITED

GLOBAL CROSSING CONFERENCING LIMITED

GLOBAL CROSSING EUROPE LIMITED

GLOBAL CROSSING IXNET EMEA HOLDINGS LIMITED

GLOBAL CROSSING NETWORK CENTER (UK) LIMITED

GT U.K. LTD.

IXNET UK LIMITED

MID-ATLANTIC CROSSING HOLDINGS UK LIMITED

PAN AMERICAN CROSSING UK LIMITED

GLOBAL CROSSING (BIDCO) LIMITED

By	/s/ David Sheffey
Name: David Sheffey Title: Attorney-in-fact

By	/s/ Marc Aron
Name: Marc Aron Title: Attorney-in-fact

Affiliate Subordination Agreement

IRISH GUARANTORS

SIGNED, SEALED and DELIVERED by GLOBAL CROSSING IRELAND LIMITED by its duly appointed attorney:			SIGNED, SEALED and DELIVERED by GLOBAL CROSSING SERVICES IRELAND LIMITED by its duly appointed attorney:

By	/s/ David Sheffey		By	/s/ David Sheffey
	Name: David Sheffey			Name: David Sheffey

Witnesseth:		/s/ Laurent Blavier	Witnesseth:		/s/ Laurent Blavier
	Name:	Laurent Blavier		Name:	Laurent Blavier

SIGNED, SEALED and DELIVERED by GLOBAL CROSSING SERVICES EUROPE LIMITED by its duly appointed attorney:

By	/s/ David Sheffey
Name: David Sheffey

Witnesseth:		Laurent Blavier
	Name:	Laurent Blavier

Affiliate Subordination Agreement

EUROPEAN GUARANTORS

GC HUNGARY HOLDINGS VAGYONKEZELÖ KORLÁTOLT FELELÖSSÉGÜ TÁRSASÁG

GC LANDING CO. GMBH

GC PAN EUROPEAN CROSSING BELGIE B.V.B.A.

GC PAN EUROPEAN CROSSING DANMARK A.P.S.

GC PAN EUROPEAN CROSSING DEUTSCHLAND GMBH

GC PAN EUROPEAN CROSSING HOLDINGS B.V.

GC PAN EUROPEAN CROSSING LUXEMBOURG I S.Á.R.L.

GC PAN EUROPEAN CROSSING LUXEMBOURG II S.Á.R.L.

GC PAN EUROPEAN CROSSING NEDERLAND B.V.

GC PAN EUROPEAN CROSSING NETWORKS B.V.

GC PAN EUROPEAN CROSSING SVERIGE AB

GC PAN EUROPEAN CROSSING SWITZERLAND GMBH

GLOBAL CROSSING CYPRUS HOLDINGS LIMITED

GLOBAL CROSSING VENEZUELA B.V.

GT NETHERLANDS B.V.

By	/s/ David Sheffey
Name: David Sheffey Title: Attorney-in-fact

GC PAN EUROPEAN CROSSING ITALIA S.R.L.

By	/s/ David Sheffey
Name: David Sheffey Title: ATTORNEY-IN-FACT BY VIRTUE OF A BOARD RESOLUTION DATED 6 DECEMBER 2004

Affiliate Subordination Agreement

CARIBBEAN AND LATIN AMERICAN GUARANTORS

GC SAC ARGENTINA S.R.L.

GC ST. CROIX COMPANY, INC.

GLOBAL CROSSING MEXICANA S. DE R.L. DE C.V.

GLOBAL CROSSING MEXICANA II S De R.L. De C.V.

GLOBAL CROSSING PANAMA INC.

SAC BRASIL HOLDING LTDA.

SAC BRASIL LTDA.

SAC CHILE S.A.

SAC PANAMA S.A.

SAC PERU S.R.L.

By	/s/ David Sheffey
Name: David Sheffey Title: Attorney-in-fact

Affiliate Subordination Agreement

TRUSTEE Acknowledged: WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee under the Indenture on behalf of the Holders

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger Title: Vice President

Affiliate Subordination Agreement